Galena Biopharma Appoints Bijan Nejadnik, M.D., as Executive Vice President and Chief Medical Officer

San Ramon, California, October 30, 2015— Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company developing and commercializing innovative, targeted oncology therapeutics that address major medical needs across the full spectrum of cancer care, today announced that Bijan Nejadnik, M.D., has been hired as the Company’s Executive Vice President and Chief Medical Officer, effective today.

Dr. Nejadnik will be responsible for managing all of Galena’s clinical development programs, which consist of multiple mid- to late-stage clinical assets, including immunotherapy programs led by NeuVax™ (nelipepimut-S) and GALE-301 (Folate Binding Protein). NeuVax is currently in a pivotal, Phase 3 clinical trial with several concurrent Phase 2 trials both as a single agent and in combination with other therapies. GALE-301 recently completed a Phase 2a clinical trial in ovarian and endometrial cancer.

“The appointment of Dr. Bijan Nejadnik as our new Chief Medical Officer comes at an important juncture for Galena as the company anticipates reaching several key milestones across our clinical development pipeline,” said Mark W. Schwartz, Ph.D., President and CEO. “Bijan’s knowledge in oncology and immunotherapy, as well as his experience leading the design, planning and execution of early and late-stage clinical programs, will be instrumental to Galena as we continue to advance and expand our product portfolio, including our immunotherapy franchise, led by NeuVax. We are thrilled to have Bijan join the Galena team and look forward to his contributions.”

Dr. Bijan Nejadnik has more than 22 years of academic and industry experience, including twelve years with pharmaceutical and biotech companies including Jazz Pharmaceuticals, Johnson & Johnson, and Purdue Pharma. During his career, he has managed numerous clinical development teams and programs with a therapeutic focus in hematology-oncology, immunology and central nervous system diseases. In this capacity, Dr. Nejadnik has successfully developed numerous biologics and small molecules, advancing these agents towards Biologics License Application (BLA) and New Drug Application (NDA) submissions.

Dr. Nejadnik joins Galena from Jazz Pharmaceuticals where he was the Executive Director, Hematology-Oncology and led the clinical team towards a recently filed NDA. Prior to Jazz, he spent seven years at Johnson & Johnson working on numerous compounds in early and late stage registrational trials in immunology and oncology. Dr. Nejadnik spent more than 13 years in teaching, research and caring for patients at world-renowned academic institutions including Stanford University School of Medicine, Johns Hopkins University School of Medicine, University of California, Davis, and State University of New York, Syracuse. Dr. Nejadnik graduated from the University of Louvain in Belgium for both his undergraduate degree in premedical studies, graduating Summa Cum Laude, and his medical degree, graduating Magna Cum Laude. He completed his internship and residency programs specializing in internal medicine focused on hematology-oncology at the University of Louvain and Oregon Health Sciences University. He completed his fellowships at Cornell University’s Weill Medical College and Johns Hopkins University School of Medicine. Dr. Nejadnik has led or participated in more than 20 peer-reviewed publications.

About NeuVax™ (nelipepimut-S)

NeuVax™ (nelipepimut-S) is a first-in-class, HER2-directed cancer immunotherapy under evaluation to prevent breast cancer recurrence after standard of care treatment in the adjuvant setting. It is the immunodominant peptide derived from the extracellular domain of the HER2 protein, a well-established target for therapeutic intervention in breast carcinoma. The nelipepimut-S sequence stimulates specific CD8+ cytotoxic T lymphocytes (CTLs) following binding to specific HLA molecules on antigen presenting cells (APC). These activated specific CTLs recognize, neutralize and destroy, through cell lysis, HER2 expressing cancer cells, including occult cancer cells and micrometastatic foci. The nelipepimut-S immune response can also generate CTLs to other immunogenic peptides through inter- and intra-antigenic epitope spreading.

NeuVax is currently in an international, Phase 3 PRESENT (Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) study under a Special Protocol Assessment (SPA) granted by the U.S. Food and Drug Administration (FDA). PRESENT is targeting node positive HER2 IHC 1+/2+ patients (clinicaltrials.gov identifier: NCT01479244). Galena has two additional breast cancer studies ongoing with NeuVax in combination with trastuzumab (Herceptin®; Genentech/Roche): a Phase 2b trial in node positive and triple negative HER2 IHC 1+/2+ (clinicaltrials.gov identifier: NCT01570036); and, a Phase 2 trial in high risk, node positive or negative HER2 IHC 3+ patients (clinicaltrials.gov identifier: NCT02297698). Phase 2 clinical trials with NeuVax are also planned in patients with ductal carcinoma in situ (DCIS), and in patients with gastric cancer.

About GALE-301

GALE-301 is a cancer immunotherapy that consists of a peptide derived from Folate Binding Protein (FBP) combined with the immune adjuvant, granulocyte macrophage-colony stimulating factor (GM-CSF) for the prevention of cancer recurrence in the adjuvant setting. FBP is a well-validated therapeutic target that is highly over-expressed in ovarian, endometrial and breast cancers. FBP is the source of immunogenic peptides that can stimulate cytotoxic T lymphocytes (CTLs) to recognize and destroy FBP-expressing cancer cells. Enrollment has been completed in the GALE-301 Phase 2a portion of the Phase 1/2a clinical trial in two gynecological cancers: ovarian and endometrial adenocarcinomas (ClinicalTrials.gov Identifier: NCT01580696).

About Galena Biopharma

Galena Biopharma, Inc. (NASDAQ: GALE) is a biopharmaceutical company developing and commercializing innovative, targeted oncology therapeutics that address major medical needs across the full spectrum of cancer care.  Galena’s development portfolio ranges from mid- to late-stage clinical assets, including a robust immunotherapy program led by NeuVax™ (nelipepimut-S) currently in an international, Phase 3 clinical trial. The Company’s commercial drugs include Abstral® (fentanyl) Sublingual Tablets and Zuplenz® (ondansetron) Oral Soluble Film. Collectively, Galena’s clinical and commercial strategy focuses on identifying and advancing therapeutic opportunities to improve cancer care, from direct treatment of the disease to the reduction of its debilitating side-effects.  For more information, visit www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the progress of the commercialization of our commercial products and development of Galena’s product candidates, including NeuVax, patient enrollment in our clinical trials, as well as other statements related to the progress and timing of our development activities, present or future licensing, collaborative or financing arrangements or that otherwise relate to future periods. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s Annual Report on Form 10-K for the year ended December 31, 2014 and most recent Quarterly Reports on Form 10-Q filed with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Abstral and NeuVax are trademarks of Galena Biopharma, Inc. All other trademarks are the property of their respective owners.

Contact:

Remy Bernarda
SVP, Investor Relations & Corporate Communications
(503) 405-8258
rbernarda@galenabiopharma.com